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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form SB-2 of our report dated April 8, 2004, except for Note 11 which is as of October 6, 2004, on our audits of the financial statements of Allergy Free, LLC as of December 31, 2003 and 2002 and for the years then ended and our report dated March 18, 2004 on our audits of the financial statements of Planet Polymer Technologies, Inc. as of December 31, 2003 and 2002 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                                     /s/ J.H. Cohn LLP

San Diego, California
January 31, 2005